UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Roundhill ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)

(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Roundhill Financial Inc. 154 West 14th Street, 2nd Floor New York, New York	10011

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered

Shares of beneficial interest, no par value	Cboe BZX Echange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file numbers to which this form relates:
333-273052

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the fund listed below, a separate series of Roundhill ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 164 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 166 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-273052; 811-23887) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on June 24, 2025:

Fund Name	EIN
Roundhill Humanoid Robotics ETF	33-4721034

Item 2. Exhibits.

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit 28(a) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement, as filed with Securities and Exchange Commission on October 20, 2023.

2. The Trust’s By-Laws is included as Exhibit 28(b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement, as filed with Securities and Exchange Commission on October 20, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Roundhill ETF Trust

June 24, 2025	/s/ Sean Poyntz
	Name:	Sean Poyntz
	Title:	Secretary